Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Signs Agreement to Acquire Prostate Cancer Drug Candidates

SAN DIEGO, CA--(Marketwire - 02/25/10) - Adamis Pharmaceuticals Corporation (OTC.BB:ADMP - News) today announced the signing of a definitive agreement to acquire exclusive license agreements covering three small molecule compounds, named CPC-100, CPC-200 and CPC-300, for the potential treatment of human prostate cancer (PCa), from privately-held Colby Pharmaceuticals, in exchange for shares of Adamis stock. "The transactions contemplated by the agreement with Adamis will, when concluded, involve a complete transfer of our portfolio of what we believe are three promising proprietary potential PCa drugs that Colby exclusively in-licensed from the Wisconsin Alumni Research Foundation (WARF)," said Colby Chief Executive Officer, David Zarling Ph.D., M.B.A. "Our goal has always been to successfully complete clinical trials and make these compounds available to patients and we believe that this transaction with Adamis will expedite that process," he added.

The completion of the transactions contemplated by the agreement is subject to certain customary closing conditions. Under the terms of the agreement, Adamis will initially issue to Colby one million shares of Adamis common stock in exchange for rights under the CPC-300 license agreement. The transfer of the license agreements relating to CPC-100 and CPC-200 will occur at a subsequent closing upon satisfaction of conditions including, Adamis equity funding after the date of the agreement in excess of $2 million or the completion of the proposed merger transactions between Adamis and La Jolla Pharmaceutical Company. The consideration for the transfer of these additional agreements will be 7.5 million shares of Adamis common stock to Colby.

"Collectively, greater than $15 million has been spent on the development of these three promising new drug candidates for the treatment of prostate cancer. Their acquisition is a strategic move that lays the foundation for Adamis to build a significant therapeutic prostate cancer drug portfolio," said Dennis J. Carlo Ph.D., President and Chief Executive Officer of Adamis.

CPC-300 is an orally administered natural compound with what the company believes is a commercially viable complete chemical synthesis. In pre-clinical in vivo studies conducted to date, it demonstrated the capacity to inhibit growth and kill both castrate sensitive (CS)-PCa and castrate resistant (CR) human prostate tumors and decrease PSA production by PCa cells (which is a marker for prostate cancer). CPC-300 is a multi-targeted small molecule therapeutic drug that the company believes has the potential to demonstrate anti-inflammatory and anti-cancer activities for prostate cancer patients. Based on pre-clinical in vivo studies conducted to date, it appears to have the potential to inhibit multiple signaling paths including the synthesis of the Androgen Receptor (AR) protein, while at the same time promoting apoptotic tumor cell death. In addition, the inhibition of growth of human prostate cancer cells appears in part to be a result of the disruption of microtubule assembly. CPC-300's therapeutic activities were discovered by Hasan Mukhtar Ph.D. and collaborators at the University of Wisconsin-Madison. The technology included in CPC-300 is the subject of pending patent claims filed by WARF.

In 2006 and 2007, CPC-100 and CPC-200, respectively, received the National Cancer Institute's multi-year, multi-million dollar RAPID (Rapid Access to Preventative Intervention Development) Award. Each year, this award is given by the NCI Division of Cancer Prevention, under the RAPID Program, to the most promising new preventative/ therapeutic anti-cancer drugs.

The development of CPC-100 has been funded by Michael Milken's Prostate Cancer Foundation (PCF, formerly CapCure), the Department of Defense's Congressionally Directed Medical Research Programs' (CDMRP) Prostate Cancer Research Program (PCRP), as well as grants and contracts from the National Cancer Institute (NCI). CPC-100 is currently being readied for proposed human clinical trials scheduled for 2010, assuming adequate funding. The study will likely start at the University of Wisconsin and then extended to other Cancer Centers Of Excellence (COEs). CPC-100 is an injectable, implantable or orally administered drug, currently being prepared for the proposed Phase I/II clinical trial for both Castrate Sensitive (CS-PCa) or Castrate-Resistant Prostate Cancer (CR-PCa). Patents have been issued in the United States and in certain foreign markets and other foreign applications are in progress.

CPC-100 has been pre-clinically developed as an injectable, implantable or orally administered drug candidate. All anti-androgen drugs currently on the market have serious negative side effects, especially pro-estrogenic effects, which includes male breast development/pain and feminization. In pre-clinical studies conducted to date, CPC-100 has not demonstrated any changes in animal hormone levels and is anticipated not to exhibit these negative side effects in clinical trials. "CPC-100 and -200 appear to be among the most potent and safest prostate cancer targeted drugs that I am aware of in development, with breakthrough CS-PCa and CR-PCa therapeutic activities," said Colby's Chief Scientific Officer, Hirak Basu, Ph.D., who is also a Principal Investigator, working on CPC-100 and -200 with the labs of Dr. George Wilding and other collaborators.

CPC-200 was co-invented by Drs. Basu and Wilding, and collaborators, and is also being protected by WARF patent claims filed in the United States and certain foreign markets. CPC-200 has been pre-clinically developed as an oral, injectable or implantable drug candidate, specifically for patients with PCa for whom Androgen Deprivation Therapy may not be approved or appropriate. The small molecule polyamine oxidase inhibitor, CPC-200, effectively blocks androgen-induced reactive oxygen species (ROS) production in human PCa cells, as well as significantly delays PCa progression and death in TRAMP mice developing spontaneous PCa. These data show that polyamine oxidation is not only a major pathway for ROS production in prostate, but inhibiting this pathway also successfully delays PCa progression. In animal prostate cancer model tests conducted to date, CPC-200 significantly increased survival time, time to tumor progression (one of the end-points for determining efficacy of anti-PCa drugs), and demonstrated the potential to be safe and likely free from pro-estrogenic negative side effects. These results were recently published by Dr. Hirak S, Basu and his collaborators in Cancer Research 2009; 69 (19).

Adamis' strategy regarding CPC-100, CPC-200 and CPC-300 is to retain United States territorial rights, while out-licensing certain rights to other geographic territories. The clinical protocol for CPC-100 has been completed and the IND (Investigational New Drug) application is being scheduled for proposed discussion in 2010 with the FDA, assuming adequate funding and no unexpected delays.

Deirdre Y. Gillespie M.D., CEO of La Jolla Pharmaceutical Company, stated, "The proposed merger transaction between La Jolla and Adamis provides potential upside for La Jolla's stockholders as Adamis has current and anticipated future revenues from its recently launched epinephrine syringe and additional products in the pipeline. The in-licensing of these promising and innovative WARF drug candidates from Colby, for the treatment of prostate cancer, one of which should soon commence clinical trials this year, further enhances Adamis' potential. La Jolla's management and Board of Directors continue to recommend that our stockholders vote to approve the merger by February 26, 2010."

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

A joint proxy statement/prospectus in connection with the proposed merger transaction between Adamis and La Jolla Pharmaceuetical Company was mailed to Adamis stockholders on or about February 12, 2010. Investors and security holders of both La Jolla and Adamis are urged to read the joint proxy statement/prospectus because it contains important information about La Jolla, Adamis and the proposed transaction. The joint proxy statement/prospectus included in the registration statement filed by La Jolla, and any other documents filed by Adamis, may be obtained free of charge at the SEC web site at www.sec.gov, or by contacting Adamis by telephone at (858) 401-3984. Copies of the joint proxy statement/prospectus and Adamis' filings with the SEC can also be obtained, without charge, by directing a request to Adamis Pharmaceuticals Corporation, 2658 Del Mar Heights Road, #555, Del Mar, California 92014, Attention: Dennis Carlo, CEO. Adamis and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Adamis' stockholders in favor of the proposed transaction. Information about the directors and executive officers of Adamis and their respective interests in the proposed transaction is available in the joint proxy statement/prospectus.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations or future financial performance, including, but not limited to the following statements: the company's beliefs concerning the safety and effectiveness of the compounds and drug product candidates described in this press release; the results of any future clinical trials that the company may conduct relating to the licensed compounds; the ability to fund future product development; future revenues expected from any of the licensed compounds, assuming that theyare developed and approved for marketing by the FDA and other regulatory authorities; future revenues from the company's other products; the ability to acquire other compounds and product candidates; the ability to complete the proposed merger transaction with La Jolla; and the intellectual property protection that may be afforded by any patents or patent applications relating to the licensed compounds. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Adamis' actual results to be materially different from these forward-looking statements. Certain of these risks, uncertainties, and other factors are described in greater detail in the joint proxy statement/prospectus, as well as in Adamis' filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Adamis expressly disclaims any intent to update any forward-looking statements.

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